                                                                    EXHIBIT 4(e)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                        DELHAIZE AMERICA, INC., as Issuer

                     FOOD LION, LLC, HANNAFORD BROS. CO. and
                 KASH N' KARRY FOOD STORES, INC., as Guarantors

                                       AND

                              THE BANK OF NEW YORK
                                   as Trustee

                                --------------

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of September 6, 2001


                                --------------


                       $600,000,000 7.375% Notes due 2006

                      $1,100,000,000 8.125% Notes due 2011

                     900,000,000 9.000% Debentures due 2031


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

     THIS SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture"), dated as of September 6, 2001, among Delhaize America, Inc., a North Carolina corporation (the "Company"), Food Lion, LLC, a North Carolina limited liability company ("Food Lion"), Hannaford Bros. Co., a Maine corporation ("Hannaford"), Kash n' Karry Food Stores, Inc., a Delaware corporation ("Kash n' Karry") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     WHEREAS, the Company and Food Lion have previously executed and delivered to the Trustee an indenture, dated as of April 15, 2001 (the "Base Indenture"), providing for the issuance from time to time of one or more series of the Company's securities;

     WHEREAS, the Company, Food Lion and the Trustee have previously executed a First Supplemental Indenture to the Base Indenture, dated as of April 19, 2001 (the "First Supplemental Indenture"), creating three new series of securities of the Company: (i) 7.375% Notes due 2006, (ii) 8.125% Notes due 2011 and (iii) 9.000% Debentures due 2031;

     WHEREAS, pursuant to Section 15.7 of the Base Indenture, any Person (as defined in the Base Indenture) may assume the rights, duties and obligations of a Guarantor (as defined in the Base Indenture) under the Base Indenture by executing an indenture supplemental to the Base Indenture;

     WHEREAS, Section 9.1(2) of the Base Indenture provides that modifications and amendments to the Base Indenture may be made and one or more indentures supplemental to the Base Indenture may be entered into to evidence the addition of one or more additional Persons as a Guarantor under the Base Indenture, without the written consent of the Holders of the Securities;

     WHEREAS, Hannaford and Kash n' Karry each desire to become a Guarantor under the Base Indenture; and

     WHEREAS, all conditions precedent provided for in the Base Indenture relating to this Second Supplemental Indenture have been complied with.

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, the Company, Food Lion, Hannaford, Kash n' Karry and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I
                                   ---------

     1.1. Additional Guarantors. Hannaford and Kash n' Karry hereby agree to
          ---------------------
assume the rights, duties and obligations of a Guarantor under the Base Indenture as provided for in Section 15.7 of the Base Indenture.

     1.2. Mutatis Mutandis Effect. The Base Indenture is hereby amended mutatis
          -----------------------
mutandis to reflect the addition of each of Hannaford and Kash n' Karry as a Guarantor under the Base Indenture.

                                   ARTICLE II
                                   ----------

                                  Miscellaneous
                                  -------------

     2.1. Counterparts.
          ------------

     This Second Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     2.2. Severability.
          ------------

     In the event that any provision of this Second Supplemental Indenture is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     2.3. Headings.
          --------

     The article and section headings herein are for convenience only and shall not effect the construction hereof.

     2.4. Successors and Assigns.
          ----------------------

     Any agreements in this Second Supplemental Indenture by the Company, Food Lion, Hannaford and Kash n' Karry shall bind their successors and assigns, whether so expressed or not.

     2.5. Governing Law.
          -------------

     THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

     2.6. Effect of Second Supplemental Indenture.
          ---------------------------------------

     Except as amended by this Second Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect.

     2.7. Trustee.
          -------

     The Trustee accepts the modifications effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Base Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company, Food Lion,

Hannaford and Kash n' Karry, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Second Supplemental Indenture and the Trustee makes no representation with respect thereto.

        [The remaining portion of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

                                       DELHAIZE AMERICA, INC.



                                       By: /s/ G. Linn Evans
                                          ------------------
                                          Name: G. Linn Evans
                                          Title: Assistant Secretary

                                       FOOD LION, LLC


                                       By: /s/ G. Linn Evans
                                          ------------------
                                          Name: G. Linn Evans
                                          Title: Assistant Secretary

                                       HANNAFORD BROS. CO.


                                       By: /s/ Emily Dickinson
                                          --------------------
                                          Name: Emily Dickinson
                                          Title: Vice President

                                       KASH N' KARRY, INC.


                                       By: /s/ G. Linn Evans
                                          ------------------
                                          Name: G. Linn Evans
                                          Title: Assistant Secretary

                                       THE BANK OF NEW YORK, as Trustee


                                       By: /s/ Julie Salovitch Miller
                                          ---------------------------
                                          Name: Julie Salovitch-Miller
                                          Title: Vice President